Exhibit 4.3
GLOBAL SECURITY
NOT TO BE EXCHANGED FOR SECURITIES IN DEFINITIVE FORM
(See Legend on Next Page)

No.	$
CUSIP: 539830BW8
LOCKHEED MARTIN CORPORATION
5.25% Note due 2033
LOCKHEED MARTIN CORPORATION, a Maryland corporation, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Dollars on January 15, 2033.
Interest Payment Dates: January 15 and July 15, beginning on January 15, 2023
Record Dates: January 1 and July 1
Additional provisions of this Note are set forth on the other side of this Note.

LOCKHEED MARTIN CORPORATION

By:	____________________________
Evan T. Scott
Vice President and Treasurer

Dated:
Authenticated:
This is one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:	____________________________
Brandon Bonfig Vice President

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY A REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.
LOCKHEED MARTIN CORPORATION
5.25% Note due 2033
1.    Interest. Lockheed Martin Corporation (the “Corporation”), a Maryland corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Corporation will pay interest semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2023. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 24, 2022. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Corporation will pay interest on the Notes (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even if the Notes are canceled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Notes and shall pay interest on overdue installments of interest at the same rate.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture. The Corporation issued the Notes under an Indenture dated as of September 6, 2011 (the “Base Indenture”), between the Corporation and the Trustee, as supplemented by the supplemental indenture dated as of April 21, 2022 (together with the Base Indenture, the “Indenture.”) The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Notes designated on the face hereof, unlimited in aggregate principal amount.
5.    Optional Redemption. Prior to the Par Call Date (as defined below), the Corporation may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
    (1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption; and
    (2)    100% of the principal amount of the Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Corporation may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Par Call Date” means, October 15, 2032 (the date that is three months prior to the maturity date of the Notes.)
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date, H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
6.    Notice of Redemption; Partial Redemption. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any redemption or notice may, at the Corporation’s discretion, be subject to one or more conditions precedent and, at the Corporation’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Corporation’s discretion shall be satisfied (or waived by the Corporation) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Corporation’s discretion shall not have been satisfied (or waived by the Corporation). In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

7.    Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and $1,000 multiples above that amount. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or before an interest payment date.
This Note is issued in the form of a Global Security and is exchangeable in whole, but not in part, for Notes registered in the names of persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary shall no longer be registered as a clearing agency in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Corporation within 90 days of the receipt by the Corporation of such notice or of the Corporation becoming aware of such condition, or (ii) the Corporation in its discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, this Note is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.
8.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.
9.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, unless otherwise prohibited by mandatory provisions of applicable abandoned property law, the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.
10.    Defeasance. In accordance with Article 8 of the Indenture, the Corporation may defease certain of its obligations with respect to the Notes or discharge its obligations with respect to the Notes by, among other things, irrevocably depositing with the Trustee, in trust, cash or government securities sufficient to pay all sums due on the Notes.
11.    Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in principal amount of the Notes, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Notes if the waiver does not materially adversely affect the rights of any Holder.

12.    Restrictive Covenants. The Indenture does not limit unsecured debt of the Corporation or any of its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.
13.    Successors. When a successor entity assumes all the obligations of the Corporation or its successors under the Notes and the Indenture, the predecessor corporation will be released from those obligations.
14.    Defaults and Remedies. An Event of Default is: failure to pay the principal on any Note when due; failure for 30 days to pay interest on the Notes when due; failure by the Corporation to comply with any other agreement relating to the Indenture or the Notes for 90 days after the Corporation has been given written notice of such failure; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default with respect to Notes of this series occurs and is continuing, the Trustee, by notice to the Corporation, or the Holders of at least 25% in principal amount of the Notes, by notice to the Corporation and the Trustee, may declare the principal of and accrued interest, if any, on all the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if a committee of its trust officers in good faith determines that withholding notice is in the interests of such Holders.
15.    Additional Notes. The Corporation may from time to time, without the consent of the Holders, create and issue additional debt securities on the same terms and conditions (except for the issue date, initial public offering price and, if applicable, the initial interest payment date) and with the same CUSIP number as the Notes, so that those additional debt securities and the Notes will form a single series of Securities under the Indenture.
16.    Trustee Dealings with the Corporation. U.S. Bank Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or any of its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.
17.    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, with respect to, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Notes.
18.    Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.
19.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
20.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation had caused CUSIP numbers to be printed on the Note and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to accuracy of any of such numbers either as printed on the Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
21.    Miscellaneous. This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention: Secretary.

I or we assign and transfer to
Insert social security or other identifying number of assignee

(Print or type name, address and zip code of assignee)
this Note and irrevocably appoint                                          agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Dated:

Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed by an eligible institution within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended)